Exhibit 23-2

Holtz Rubenstein Reminick LLP

One Penn Plaza, Suite 3000
New York, NY 10119
Tel: 212.697.6900

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 12, 2012, relating to the consolidated financial statements of Cellceutix Corporation (the "Company") which appears in Cellceutix Corporation's Annual Report on Form 10-K for the year ended June 30, 2012. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ Holtz Rubenstein Reminick LLP

New York, New York

January 18, 2013